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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of National Data Corporation of our report dated March 28, 1996 relating to the financial statements of MasterCard Automated Point-of-Sale Program (an organizational unit of MasterCard International Incorporated), which appears in the Current Report on Form 8-K of National Data Corporation dated April 1, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

New York, New York
April 19, 1996